Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen New York Dividend Advantage
Municipal Fund
811-09135
333-170120



An additional preferred class of the registrants securities have been registered and have become effective on December 8, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds 497 filing, December 9, 2010, accession number 00011933125-10-
277322, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.